UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2025

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 rue Saint-Dominique, Paris, France 75007

5599 San Felipe, Houston, Texas, U.S.A . 77056 (address)

62 Buckingham Gate, London, United Kingdom SW1E 6AJ

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	SLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On April 7, 2025, Khaled Al Mogharbel indicated that he will step down as Executive Vice President, Geographies, of Schlumberger Limited (“SLB”), effective as of May 1, 2025, after a distinguished 30-year career with SLB. His passion for advancing safety, technology and customer centricity, areas in which SLB is widely recognized both internally and externally, has left a lasting mark on our organization.

(e)

In conjunction with his decision to step down, Mr. Al Mogharbel has entered into an agreement with SLB to serve as Advisor to SLB’s Chief Executive Officer through May 1, 2028, to help foster an orderly transition of our Geographies organization and operations (the “Agreement”). Mr. Al Mogharbel has also agreed to certain restrictive covenants under the Agreement, including three-year non-competition and non-solicitation undertakings, as well as confidentiality and non-disparagement undertakings and a waiver and release of claims.

In consideration for Mr. Al Mogharbel’s services as Advisor, the restrictive covenants, and the waiver and release, he will receive, for a three-year period: (1) an annual cash payment equal to 75% of his current base salary; (2) continued participation in SLB’s health, welfare and insurance plans for which he is eligible as an employee; (3) continued accrual of benefits under SLB’s pension and savings plans; and (4) a cash incentive award for 2025 prorated for the period worked until May 1, 2025, to be paid at target. In addition, the outstanding long-term equity incentive awards previously granted to Mr. Al Mogharbel will continue to vest in accordance with the terms applicable to those grants. If the undertakings in the Agreement are breached, SLB may immediately stop payment of all cash amounts that would otherwise be due, all outstanding equity awards will be subject to cancellation, and SLB may require repayment of consideration previously paid or vested under the agreement.

The foregoing description of the Agreement is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which will be filed as an exhibit to SLB’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER LIMITED

/s/ Dianne B. Ralston
Dianne B. Ralston
Chief Legal Officer and Secretary

Date: April 8, 2025